Exhibit 99.1

PERFORMANCE COMPENSATION AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC., 2008 OMNIBUS INCENTIVE COMPENSATION PLAN, dated as of October 31, 2008, between DreamWorks Animation SKG, Inc. (the “Company”), a Delaware corporation, and ANN DALY.

This Performance Compensation Award Agreement (this “Award Agreement”) sets forth the terms and conditions of a target award of 516,172 performance compensation shares (the “Award”) that are subject to the terms and conditions specified herein (“Performance Awards”) and that are granted to you under the DreamWorks Animation SKG, Inc., 2008 Omnibus Incentive Compensation Plan (the “Plan”). This Award provides you with the opportunity to earn, subject to the terms of this Award Agreement, shares of the Company’s Class A Common Stock, $0.01 par value (“Share”), as set forth in Section 3 below.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 10. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement; provided, however, that, notwithstanding the foregoing, the provisions of Section 6(e)(vi)(D) of the Plan, including but not limited to the concept of “negative discretion”, shall not be applicable to the Performance Awards. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern. In the event of any conflict between the terms of this Award Agreement and the terms of any individual employment agreement between you and the Company or any of its Affiliates (an “Employment Agreement”), the terms of the Employment Agreement will govern.

SECTION 2. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

“Determination Date” means the date prior to March 15, 2012, as determined by the Committee, on which the Committee determines whether the Performance Goals have been achieved.

“Performance Goals” means the goals set forth on Exhibit A, the achievement of which determine the number of Shares that shall be issued pursuant to this Award.

“Performance Period” means the period from November 1, 2008 to October 31, 2011.

SECTION 3. (a) Performance-Based Right to Payment. The number of Shares that shall be issued pursuant to the Award shall be determined based on the Company’s achievement of Performance Goals as set forth on Exhibit A. On the Determination Date, the Committee shall determine whether you are entitled to payment with respect to all or a portion of your Performance Awards subject to this Award Agreement. Except as otherwise provided in the Employment Agreement or Section 3(b) of this Award Agreement, the payment of Shares with respect to your Performance Awards is contingent on the attainment of the Performance Goals as set forth on Exhibit A. Accordingly, unless otherwise provided in the Employment Agreement or Section 3(b) of this Award Agreement, you will not become entitled to payment with respect to the Performance Awards subject to this Award Agreement unless the Committee determines that the Performance Goals have been attained. Upon such determination by the Committee and subject to the provisions of the Plan and this Award Agreement, you shall have the right to payment of that percentage of the target amount of this Award as corresponds to the Performance Goals attained as set forth on Exhibit A. Furthermore, pursuant to Section 4 of this Award Agreement and except as otherwise provided in the Employment Agreement or Section 3(b) of this Award Agreement, in order to be entitled to payment with respect to any Performance Awards, you must be employed by the Company or an Affiliate on October 31, 2011.

(b) Certain Payment Events. In the event that (i) your employment is terminated prior to October 31, 2011 under any of the circumstances described in Paragraph 9 (Incapacity), 10 (Death), 12 (Involuntary Termination), 13 (Termination for Good Reason) or 25.b (Termination following a Change of Control) of the Employment Agreement or (ii) a change of control (as defined in Paragraph 25.d of the Employment Agreement) occurs and provision is not made in connection with such change of control for the assumption or substitution of this Award in the manner described in Paragraph 25.a of the Employment Agreement, then, in each case, your entitlement to receive Shares pursuant to this Award shall be governed by the relevant section of the Employment Agreement, provided that, for purposes of this Award Agreement, all references in Paragraphs 12, 25.a and 25.b of the Employment Agreement to mid-range or “target” goals shall be deemed to refer to a level of achievement of Performance Goals that will entitle you to 100% of the Shares subject to this Award. In the event that your employment is terminated after October 31, 2011, your entitlement to receive Shares pursuant to this Award shall be determined based on the achievement of the Performance Goals set forth on Exhibit A.

(c) Payment of Award. Payments made pursuant to this Award Agreement shall be payable in Shares. Except as set forth in the Employment

Agreement, the Company shall deliver to you or your legal representative Shares due pursuant to this Award Agreement prior to March 15, 2012.

SECTION 4. Forfeiture of Performance Awards. Unless the Committee determines otherwise, and except as otherwise provided in the Employment Agreement or Section 3(b) of this Award Agreement, if your employment with the Company and its Affiliates terminates prior to November 1, 2011, your rights with respect to such Performance Awards shall immediately terminate, and you shall be entitled to no further payments or benefits with respect thereto.

SECTION 5. No Rights as a Stockholder. You shall not have any rights or privileges of a stockholder with respect to the Performance Awards subject to this Award Agreement unless and until certificates representing Shares are actually issued and delivered to you or your legal representative in settlement of this Award.

SECTION 6. Non-Transferability of Performance Awards. Unless otherwise provided by the Committee in its discretion, Performance Awards may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered except as provided in Section 9(a) of the Plan. Any purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance of a Performance Award in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void.

SECTION 7. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares pursuant to Section 3(c) is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan.

(b) Consents. Your rights in respect of Performance Awards are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 8. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 9. Committee Discretion. Subject to the terms of this Award Agreement and the Employment Agreement, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 10. Dispute Resolution. (a) Jurisdiction and Venue. Notwithstanding any provision in the Employment Agreement, you and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 10(a) . You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 11. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc. 1000 Flower Street Glendale, CA 91201 Attention: General Counsel Telecopy : (818) 695-6123

with a copy to:	Rob Knauss Munger, Tolles & Olsen LLP 355 South Grand Avenue, Suite 3500 Los Angeles, California 90071

If to you:	Ann Daly 2040 E. Live Oak Drive Los Angeles, CA 90068

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 12. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 13. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and Performance Awards shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 14. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 15. Section 409A. (a) It is intended that the provisions of this Award Agreement comply with Section 409A of the Code, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to you or for your benefit under this Award Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Affiliates.

(c) If, at the time of your separation from service (within the meaning of Section 409A of the Code), (i) you shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day after such six-month period.

(d) Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Award Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Award Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

By
Name:
Title:

ANN DALY,

EXHIBIT A

Performance Goals with respect to the Performance Awards as Established by the

Committee on October 23, 2008

Performance Period begins on November 1, 2008 and ends on October 31, 2011

Total Shareholder Return (calculated in the manner set forth below) shall be determined with respect to the closing stock price on the New York Stock Exchange Composite Transactions Tape or any successor exchange (the “Closing Price”) on October 31, 2008 (the “10/31/08 Price”), which was $28.10. If Total Shareholder Return during any period of 365 consecutive days during the Performance Period (each, a “365 Day Period”) is at least $32.315 (the “First Hurdle Price”), which represents a 15% increase from the 10/31/08 Price, then Performance Goals will be deemed to have been achieved with respect to 50% of the Shares subject to the Award. If Total Shareholder Return during any 365 Day Period is at least $36.53 (the “Second Hurdle Price”), which represents a 30% increase from the 10/31/08 Price, then Performance Goals will be deemed to have been achieved with respect to 100% of the Shares subject to the Award.

For purposes of the foregoing, Total Shareholder Return will be deemed to equal the average Closing Price for each trading day during the relevant 365 Day Period, as adjusted in accordance with the following sentences to reflect any dividends. For each cash dividend that is paid during the Performance Period, (1) the First Hurdle Price, (2) the Second Hurdle Price and (3) the Closing Price, in each case, for each trading day during the Performance Period that is less than 365 days prior to the relevant ex-dividend date, shall be deemed to be decreased by the amount of such dividend. For each stock dividend that is paid during the Performance Period, (x) the First Hurdle Price, (y) the Second Hurdle Price and (z) the Closing Price, in each case, for each trading day during the Performance Period that is less than 365 days prior to the relevant ex-dividend date, shall be deemed to be divided by the sum of (a) one and (b) the percentage equal to the stock dividend.

Examples:

$3 Cash Dividend - Assume the Closing Price is $30 per Share on the day prior to the ex-dividend date. Subtract $3 from all the numbers, so the Closing Price on that date would be deemed to have been $27, the First Hurdle Price would become $29.315 and the Second Hurdle Price would become $33.53.

2 for 1 Stock Split - Assume the Closing Price is $30 per Share on the day prior to the ex-dividend date. Divide all numbers by 2, so the Closing Price on that date would be deemed to have been $15, the First Hurdle Price would become $16.1575 and the Second Hurdle Price would become $18.265.

10% Stock Dividend - Assume the Closing Price is $30 per Share on the day prior to the ex-dividend date. Divide all numbers by 1.1, so the Closing Price on that date would be deemed to have been $27.2727, the First Hurdle Price would become $29.3772 and the Second Hurdle Price would become $33.209.